Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements of MELA Sciences, Inc. (“the Company”) on Forms S-3 (File No. 333-139056, File No. 333-145740, File No. 333-151935, File No. 333-159274 and File No. 333-167113) and on Forms S-8 (File No. 333-136183 and File No. 333-161286 ) of our reports dated March 2, 2011 with respect to our audits of the balance sheets of MELA Sciences, Inc. as of December 31, 2009 and 2010, and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2010, and our audit of the Company’s internal control over financial reporting as of December 31, 2010, included in the December 31, 2010 annual report on Form 10-K of MELA Sciences, Inc.
We also consent to the reference to our firm under the heading “Experts” in the Registration Statements on Forms S-3 (File No. 333-139056, File No. 333-145740, File No. 333-151935, File No. 333-159274 and File No. 333-167113).
/s/ EisnerAmper LLP (formerly Eisner LLP)
New York, New York
March 2, 2011